Exhibit 99.1
Brooks Automation Reports Fiscal Fourth Quarter
and Full Year Ended September 30, 2011 Results
Achieves Record Cash from Operating Activities of $87.6 Million for Full
Year
Declares Quarterly Cash Dividend of $0.08 per Share
CHELMSFORD, Mass., November 10, 2011 Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy, today reported preliminary financial results for the fourth quarter and full year ended September 30, 2011.
Fiscal Full Year of 2011 Financial and Operational Highlights:
•	Grew Revenue to $688.1 Million an Increase of 16% from Last Year

•	Achieved Record Cash Flow from Operating Activities of $87.6 Million

•	Cash, Cash Equivalents and Marketable Securities as of September 30th were $205.8 million, or $3.17 per diluted share with no Debt

•	GAAP Diluted earnings per share were $1.97 for the full year

•	Adjusted EBITDA Increased 48% to $111.2 Million

•	Sold Lower Margin Contract Manufacturing Business

•	Successfully Diversified Business with Creation of Higher Margin Life Science Systems Platform

•	Generated 79 Design-in-Wins with OEM Customers Forging Continued Market Share Gains
Management Comments
“Even though our performance was negatively impacted by the challenging economy, we are pleased with our overall financial and operational performance during the fourth quarter and full year as we continued to make improvements in many controllable aspects of our business,” stated Steve Schwartz, President & Chief Executive Officer of Brooks. “Our fourth quarter Life Sciences revenue was slightly ahead of our expectations and our integration activities are well underway although cost reductions and margins on some orders were less than we had projected. Industry weakness for LED tools accelerated as the quarter progressed and our semiconductor business was at the bottom end of our expectations as orders and deliveries continue to be pushed out. However, we believe we are well positioned for growth in this area of our business in calendar 2012.

Dr. Schwartz continued, “In fiscal 2011 we achieved our goal of entering the higher margin life science businesses and exiting our contract manufacturing business while also generating record cash from operating activities of $87.6 million. We are pleased with the initial results and implementation of our strategic plan to expand our business in the life sciences area with the formation of Brooks Life Science Systems. With our recent acquisition of Nexus Biosystems, we have created a strong platform in automated sample management that we expect to be the core of a higher margin, more profitable, long-term growth business for us. In fiscal 2012, we will continue to prudently focus on strategic acquisitions, completing the integration and restructuring of the Brooks Life Science Systems business, retaining our high design-in win rate and executing on meaningful operational improvement plans.
Martin Headley, Executive Vice President and Chief Financial Officer, commented, “With our strong operating cash flow, over $200 million of cash and marketable securities and no debt, we believe we are well positioned to leverage our leading platform in automation, vacuum and instrumentation solutions by expanding our core competencies and entering into adjacent markets such as life sciences. We believe this strategic direction will result in improved gross and operating margins in the future and enhance long-term shareholder value.”
Fiscal Fourth Quarter 2011 Results
Revenues for the fourth quarter of fiscal 2011 were $131 million, compared to revenues of $181.6 million in the fourth quarter of fiscal 2010, which included $48.0 million from the contract manufacturing business that was sold at the end of the third quarter of 2011. Revenues for the Brooks Global Services segment increased sequentially 6.1% from the third quarter of fiscal 2011, while revenues for the Brooks Product Solutions segment declined 17.3% sequentially with industry weakness.
Order bookings for the fourth quarter of fiscal 2011 were $110.3 million, compared to order bookings in the fiscal third quarter of $190.8 million, which included $44.2 million related to contract manufacturing.
Gross profit margin increased to 35.9% or $47.1 million for the fourth quarter of 2011, compared to gross profit margin of 30.4% or $55.2 million for the fourth quarter of 2010. The fourth quarter fiscal 2011 margins were adversely impacted by a number of acquisition and integration related expenses related to Brooks Life Science Systems.
Net income for the fourth quarter of fiscal 2011 amounted to $12.1 million, or $0.19 per diluted share which includes $479 thousand of restructuring charges, $2.3 million of acquisition related adjustments and $2.7 million of one-time tax benefits. Adjusted net income, a non-GAAP measure, was also $12.1 million, or $0.19 per diluted share and compares to $24.4 million or $0.38 per diluted share in the fourth quarter of fiscal 2010. This and other special charges and benefits and their impact on comparative results are identified in the unaudited table included with this release.

Adjusted EBITDA (Earnings before Interest, Tax, Depreciation and Amortization) for the fourth quarter of fiscal 2011 was $17.7 million, which compared to $29.5 million in the third quarter of fiscal 2011 and $29.7 million in the fourth quarter of fiscal 2010. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release. Adjusted EBITDA (Earnings before Interest, Tax, Deprecation and Amortization) for the fiscal full year ended September 30, 2011 was $111.2 million which compared to $75.1 million for the fiscal full year ended September 30, 2010.
Net cash provided by operating activities for the fourth quarter of fiscal 2011 was $20.4 million. For the fiscal full year ended September 30, 2011 cash from operating activities was $87.6 million, and the increase in total cash and marketable securities was $63.4 million which resulted in an increase of total cash and marketable securities to $205.8 million at September 30, 2011.
Fiscal Full Year 2011 Results
Revenues for the fiscal full year ended September 30, 2011 were $688.1 million, a 16.0% increase over revenues of $593.0 million for the fiscal full year ended September 30, 2010. Net income attributable to Brooks for the full year ended September 30, 2011 was $128.4 million or $1.97 per diluted share, which compared to $59.0 million or $0.92 per diluted share for the fiscal full year ended September 30, 2010. Excluding the impact of special charges and non-recurring income, net income increased to $86.0 million or $1.32 per diluted share for the fiscal full year ended September 30, 2011, which compared to $50.1 million or $0.78 per diluted share, for the fiscal full year ended September 30, 2010.
Quarterly Cash Dividend
The Company additionally announced that the Board of Directors had declared a dividend of $0.08 per share payable on December 30, 2011 to stock holders of record on December 9, 2011. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.
Conference Call
Brooks management will webcast its fourth quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal fourth quarter and year-end results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
The call will be broadcast live over the Internet hosted at the Investor Relations section of Brook’s website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call (888) 419-5570 (US only) or (617) 896-9871 to listen to the live broadcast. The passcode for this telephone access is 90929467.

Contact Info:
John Mills
Senior Managing Director
ICR, LLC
310-954-1105
john.mills@icrinc.com
Barbara Culhane
Brooks Automation, Inc.
Corporate Marketing Manager
978-262-2400
barbara.culhane@brooks.com
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets, and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia. For more information, please visit www.brooks.com.
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934 Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers — particularly those manufacturing in Thailand — in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	September 30,	September 30,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$58,833	$59,823
Restricted cash	1,293	—
Marketable securities	65,695	49,011
Accounts receivable, net	76,701	92,273
Inventories, net	107,654	115,787
Prepaid expenses and other current assets	10,348	10,437

Total current assets	320,524	327,331
Property, plant and equipment, net	68,596	63,669
Long-term marketable securities	81,290	33,593
Goodwill	84,727	48,138
Intangible assets, net	44,314	11,123
Equity investment in joint ventures	34,612	31,746
Other assets	2,557	2,624

Total assets	$636,620	$518,224

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$40,199	$65,734
Deferred revenue	14,073	4,365
Accrued warranty and retrofit costs	7,438	8,195
Accrued compensation and benefits	17,288	13,677
Accrued restructuring costs	293	3,509
Accrued income taxes payable	4,015	1,040
Accrued expenses and other current liabilities	12,433	11,635

Total current liabilities	95,739	108,155
Income taxes payable	11,728	12,446
Long-term pension liability	7,161	5,466
Other long-term liabilities	3,394	2,805

Total liabilities	118,022	128,872

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding at September 30, 2011 and 2010	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 79,737,189 shares issued and 66,275,320 shares outstanding at September 30, 2011, 78,869,331 shares issued and 65,407,462 shares outstanding at September 30, 2010	797	789
Additional paid-in capital	1,809,287	1,803,121
Accumulated other comprehensive income	19,480	19,510
Treasury stock at cost, 13,461,869 shares at September 30, 2011 and 2010	(200,956)	(200,956)
Accumulated deficit	(1,110,599)	(1,233,649)

Total Brooks Automation, Inc. stockholders’ equity	518,009	388,815
Noncontrolling interest in subsidiaries	589	537

Total equity	518,598	389,352

Total liabilities and equity	$636,620	$518,224

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(In thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Product	$108,334	$165,340	$611,117	$531,807
Services	22,617	16,292	76,988	61,165

Total revenues	130,951	181,632	688,105	592,972

Cost of revenues
Product	68,677	113,909	411,610	377,466
Services	15,216	12,529	53,474	49,211

Total cost of revenues	83,893	126,438	465,084	426,677

Gross profit	47,058	55,194	223,021	166,295

Operating expenses
Research and development	11,481	8,043	39,846	31,162
Selling, general and administrative	28,143	24,576	102,542	85,597
Restructuring charges	479	235	1,036	2,529

Total operating expenses	40,103	32,854	143,424	119,288

Operating income	6,955	22,340	79,597	47,007
Interest income	267	307	1,153	1,121
Interest expense	(26)	(46)	(65)	(80)
Sale of intellectual property rights	—	—	—	7,840
Sale of contract manufacturing business	—	—	45,009	—
Loss on investment	—	—	—	(191)
Other income, net	397	662	1,882	367

Income from operations before income taxes and equity in earnings of joint ventures	7,593	23,263	127,576	56,064
Income tax provision (benefit)	(3,369)	(527)	1,954	(2,746)

Income from operations before equity in earnings of joint ventures	10,962	23,790	125,622	58,810
Equity in earnings of joint ventures	1,164	518	2,782	215

Net income	12,126	24,308	128,404	59,025
Add: Net income attributable to noncontrolling interests	(28)	(132)	(52)	(43)

Net income attributable to Brooks Automation, Inc.	$12,098	$24,176	$128,352	$58,982

Basic net income per share attributable to Brooks Automation, Inc. common stockholders	$0.19	$0.38	$1.99	$0.92

Diluted net income per share attributable to Brooks Automation, Inc. common stockholders	$0.19	$0.38	$1.97	$0.92

Shares used in computing income per share
Basic	64,750	64,068	64,549	63,777
Diluted	65,118	64,330	65,003	64,174

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended September 30,
	2011	2010
Cash flows from operating activities
Net income	$128,404	$59,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,249	18,420
Sale of intellectual property rights	—	(7,840)
Stock-based compensation	6,752	6,567
Amortization of premium on marketable securities	2,283	942
Undistributed earnings of joint ventures	(383)	(215)
Sale of contract manufacturing business	(45,009)	—
Loss on disposal of long-lived assets	10	4
Loss on investment	—	191
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	9,916	(53,163)
Inventories	(19,131)	(31,341)
Prepaid expenses and other current assets	1,806	(499)
Accounts payable	(15,099)	39,352
Deferred revenue	1,841	1,487
Accrued warranty and retrofit costs	(1,420)	2,483
Accrued compensation and benefits	2,036	(913)
Accrued restructuring costs	(3,212)	(4,123)
Accrued expenses and other current liabilities	1,607	(2,505)

Net cash provided by operating activities	87,650	27,872

Cash flows from investing activities
Purchases of property, plant and equipment	(6,455)	(3,472)
Purchases of marketable securities	(186,718)	(117,473)
Sale/maturity of marketable securities	120,095	84,546
Increase in restricted cash	(1,293)	—
Proceeds from the sale of the contract manufacturing business	78,249	—
Acquisitions, net of cash acquired	(88,309)	—
Proceeds from the sale of intellectual property rights	—	7,840
Purchase of intangible assets	—	(892)
Other	181	243

Net cash used in investing activities	(84,250)	(29,208)

Cash flows from financing activities
Issuance of common stock under stock option and stock purchase plans	1,358	1,245
Common stock dividend paid	(5,180)	—

Net cash provided by (used in) financing activities	(3,822)	1,245

Effects of exchange rate changes on cash and cash equivalents	(568)	(71)

Net decrease in cash and cash equivalents	(990)	(162)
Cash and cash equivalents, beginning of year	59,823	59,985

Cash and cash equivalents, end of year	$58,833	$59,823

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income and diluted earnings per share from operations is presented below:

	Quarter ended
	September 30, 2011		June 30, 2011		September 30, 2010
	$	per share	$	per share	$	per share
Net income attributable to Brooks Automation, Inc.	$12,098	$0.19	$66,183	$1.02	$24,176	$0.38

Purchase accounting impact on contracts acquired	957	0.01	313	0.00	—	—
Restructuring charges	479	0.01	97	0.00	235	0.00
Gain on sale of contract manufacturing, net of tax	—	—	(42,588)	(0.65)	—	—
Merger costs	719	0.01	—	—	—	—
Inventory charges recorded for acquistions	625	0.01	—	—	—	—
Litigation settlement	—	—	(664)	(0.01)	—	—
One-time tax benefit	(2,758)	(0.04)	—	—	—	—

Adjusted net income attributable to Brooks Automation, Inc.	12,120	0.19	23,341	0.36	24,411	0.38

Stock-based compensation	1,541	0.02	1,595	0.02	1,678	0.03

Adjusted net income attributable to Brooks Automation, Inc. — excluding stock-based compensation	$13,661	$0.21	$24,936	$0.38	$26,089	$0.41

	Year ended
	September 30, 2011		September 30, 2010
	$	per share	$	per share
Net income attributable to Brooks Automation, Inc.	$128,352	$1.97	$58,982	$0.92

Purchase accounting impact on contracts acquired	1,270	0.02	—	—
Restructuring charges	1,036	0.02	2,529	0.04
Gain on sale of contract manufacturing, net of tax	(42,588)	(0.66)	—	—
Merger costs	719	0.01	—	—
Inventory charges recorded for acquisitions	625	0.01	—	—
Litigation settlement	(664)	(0.01)	—	—
Sale of intellectual property rights, net of tax	—	—	(7,730)	(0.12)
Loss on investment	—	—	191	0.00
One-time income tax benefit	(2,758)	(0.04)	(3,899)	(0.06)

Adjusted net income attributable to Brooks Automation, Inc.	85,992	1.32	50,073	0.78

Stock-based compensation	6,752	0.10	6,567	0.10

Adjusted net income attributable to Brooks Automation, Inc. — excluding stock-based compensation	$92,744	$1.43	$56,640	$0.88

	Quarter ended			Year ended
	Sep 30,	June 30,	Sep 30,	Sep 30,	Sep 30,
	2011	2011	2010	2011	2010
Net income attributable to Brooks Automation, Inc.	$12,098	$66,183	$24,176	128,352	58,982

Less: Interest income	(267)	(350)	(307)	(1,153)	(1,121)
Add: Interest expense	26	10	46	65	80
Add: Income tax provision (benefit)	(3,369)	3,300	(527)	1,954	(2,746)
Add: Depreciation	3,177	2,990	3,419	12,621	14,563
Add: Amortization of completed technology	718	539	479	2,216	1,887
Add: Amortization of acquired intangible assets	1,018	495	493	2,412	1,970
Add: Stock-based compensation	1,541	1,595	1,678	6,752	6,567
Add: Restructuring charges	479	97	235	1,036	2,529
Add: Loss on investment	—	—	—	—	191
Add: Purchase accounting impact on contracts acquired	957	313	—	1,270	—
Add: Merger costs	719	—	—	719	—
Add: Inventory charges recorded for acquisitions	625	—	—	625	—
Less: Gain on sale of contract manufacturing, pre-tax	—	(45,009)	—	(45,009)	—
Less: Litigation settlement	—	(664)	—	(664)	—
Less: Sale of intellectual property rights, pre-tax	—	—	—	—	(7,840)

Adjusted EBITDA	$17,722	$29,499	$29,692	$111,196	$75,062